UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2022

Servotronics, Inc.

(Exact name of registrant as specified in its charter.)

Commission File Number: 001-07109

Delaware	16-0837866
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

1110 Maple Street

Elma, New York 14059-0300

(Address of principal executive offices, including zip code)

(716) 655-5990

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	SVT	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 1.02	Termination of a Material Definitive Agreement.

The information included in Item 3.03 below and the Amendment No. 3 to Shareholder Rights Plan filed as Exhibit 4.1 to this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

On April 22, 2022, the Board of Directors (the “Board”) of Servotronics, Inc. (the “Company”) approved an Amendment No. 3 (the “Amendment”) to the Company’s Shareholder Rights Plan dated as of October 15, 2012 and amended by Amendment No. 1 dated March 9, 2015 and Amendment No. 2 dated December 22, 2021 (as amended, the “Rights Plan”).

The Amendment accelerates the expiration of the Company’s preferred share purchase rights (the “Rights”) under the Rights Plan to 5:00 p.m., New York, New York time, on April 26, 2022. Consequently, the Rights Plan terminated at that time. At the time of the termination of the Rights Plan, all Rights distributed to holders of the Company’s common stock pursuant to the Rights Plan expired.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 4.1 to this report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On April 22, 2022, Jason T. Bear, a member of the Board and Chair of its Nominating and Corporate Governance Committee, notified the Company that he was resigning from the Board effective April 25, 2022. Mr. Bear’s resignation is not the result of any disagreement with the Company relating to its operations, policies or practices or with its Board or management.

Appointment of Directors

On April 22, 2022, at the recommendation of the Nominating and Corporate Governance Committee, the Board elected Karen L. Howard and Evan H. Wax as independent directors of the Company, effective April 25, 2022. The Board also appointed the company’s new Chief Executive Officer, William F. Farrell, Jr. to the Board. As a result of these appointments and the vacancy created by Mr. Bear’s resignation, the size of the Board was increased to seven members and the term of each newly appointed director will expire at the Company’s 2022 annual meeting of stockholders or until his or her successor is duly elected and qualified or until his or her earlier resignation, removal or death. The Board also appointed each of Ms. Howard and Mr. Wax to serve as a member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Ms. Howard and Mr. Wax will be compensated similarly to the other non-employee directors of the Company, as described in the Company’s previously disclosed Director Compensation Program.

Ms. Howard joins the Board with more than 30 years of professional experience as an advisor to and finance executive with public companies, as well as a proven record of board leadership. She retired in 2020 after serving for seven years as Executive Vice President of Kei Advisors LLC, an investor relations and business advisory firm serving micro-, small- and mid-cap public company executives and boards across the United States. Previously, she served for 17 years with Columbus McKinnon Corporation, including as Vice President of Strategic Initiatives, Vice President and Chief Financial Officer, and earlier roles as Treasurer and Controller of the publicly traded global manufacturer of material handling products and solutions. Prior to that, she was a certified public accountant with Ernst & Young LLP. Ms. Howard earned her bachelor’s degree in accounting from Niagara University.

Mr. Wax is Managing Member of Wax Asset Management LLC in Madison, CT, which has held Servotronics common stock since October 2014 and most recently disclosed beneficial ownership of 158,615 of the company’s shares, or 6.37% of shares outstanding. Wax Asset Management employs a long-term value -based investment strategy. By investing in a concentrated portfolio of equities, its goal is to generate capital appreciation and superior risk -adjusted returns over time. Prior to founding Wax Asset Management in 2011, Mr. Wax was Managing Director and Head Trader at Hayground Cove Asset Management where he was also a member of the investment committee and risk committee. Prior to that, he worked as a Financial Analyst at Goldman Sachs. Mr. Wax graduated from Yale University where he received a B.A. in Economics.

Mr. Farrell was appointed Chief Executive Officer of the Company effective April 25, 2022. Prior to joining the Company, he served in various roles of increasing responsibility at Moog, Inc., including, most recently, Site General Manager for Moog’s Aircraft Group, which supports military and commercial aerospace applications from 2019 to 2021. Prior to that, he served five years as Site General Manager for its Industrial Group, supporting markets including flight simulation, oil and gas exploration, power generation and industrials automation. Mr. Farrell holds a B.S. degree in mechanical engineering from the University of Notre Dame and an M.B.A in manufacturing operations management from the State University of New York at Buffalo.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On April 22, 2020, the Board approved amendments to the Company’s By-laws to, among other things:

•	add new Section 2-7 to require the advance notice of nominations for election to the board of directors or for proposing matters that can be acted upon at a stockholders' meeting;

•	update Article 3 to clarify certain matters related to Board and committee structure and procedures;

•	update and modernize Article 4 with respect to the Company’s officers; and

•	provide several other routine updates and revisions.

The foregoing summary of the amendments to the Company’s By-laws does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s By-laws, as amended and restated as of April 22, 2022, a copy of which is attached as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 27, 2022, the Company issued a press release titled “Servotronics’ Board Appoints Two New Independent Directors, Names Non-Executive Chairman and Accelerates Expiration of its Shareholder Rights Plan.” A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

IMPORTANT INFORMATION

The Company will file a proxy statement with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for its annual meeting of shareholders. The Company will furnish the definitive proxy statement to its shareholders. Shareholders are strongly advised to read the proxy statement because it will contain important information from the Company. Shareholders may obtain a free copy of the proxy statement, any amendments or supplements to the proxy statement and other documents that the Company files with the SEC from www.sec.gov or the Company's website at https://servotronics.com/investor-relations/ as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

The Company, its directors, its executive officers and its nominees for election as director may be deemed participants in the Company's solicitation of proxies from shareholders in connection with the matters to be considered at the upcoming annual meeting of shareholders. Information about the Company's directors and executive officers is set forth in (i) the Company's Proxy Statement for its last Annual Meeting of Shareholders, which was filed with the SEC on April 14, 2021, (ii) this Current Report on Form 8-K, each of which are available at the SEC's website at www.sec.gov or the Company's website at https://servotronics.com/investor-relations/. Additional information regarding the interests of participants in the solicitation of proxies in connection with the upcoming annual meeting of shareholders will be included in the definitive proxy statement that the Company will file with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit 3.1	By-laws of Servotronics, Inc, amended and restated as of April 22, 2022
Exhibit 4.1	Amendment No 3 to Servotronics, Inc. Shareholder Rights Plan dated as of April 22, 2022
Exhibit 99.1	Press release issued by the Company on April 27, 2022
Exhibit 104	Cover Page Interactive Data File (embedded within Inline XBRL document)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     April 27, 2022

Servotronics, Inc.

By:	/s/Lisa F. Bencel, Chief Financial Officer
Lisa F. Bencel
Chief Financial Officer